Exhibit 99.2

                             CHELL GROUP CORPORATION
                                IRREVOCABLE PROXY

      The undersigned, a shareholder of Chell Group Corporation, a New York corporation (the "Company"), does hereby constitute and appoint Shelley Singhal, Michael Rice, Robert Stone and Adrian Towning as long as each is serving as a Director of the Company, acting by a majority vote, in the undersigned's name, place and stead, in the same manner and to the same extent, were the undersigned present, as proxy all of the shares of the Company standing in the undersigned's name on the Company's books.

      This Proxy shall be deemed to be issued in accordance with Section 609 of the New York Business Corporation Law.

      This Proxy shall terminate upon the earlier of June 30, 2005 or upon the undersigned, together with any affiliates owning less than (10%) of the issued and outstanding voting securities of the Company.

      The undersigned hereby revokes all proxies and items by the undersigned previously given, except for prior proxies granted in connection with the transactions to be voted at the upcoming annual meeting of the shareholders of the Company shall not be revoked hereby, for any meeting of the shareholders of the Company.

      This Proxy shall be irrevocable, and the undersigned hereby expressly acknowledges that it shall have no power, whether alone or in conjunction with others, in whatever capacity, to alter, amend, revoke, or terminate this Proxy, or any of the terms of the this Proxy, in whole or in part.

      In witness whereof the undersigned sets the undersigned's name as of the 2nd day of July, 2002.


                                                  /s/ Cameron Chell
                                                  -------------------
/s/ C. DaPonte                                    Cameron Chell
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Witness: